FORM 5 (10/06)	FORM 5. INVOLUNTARY PETITION 07-10928
United States Bankruptcy Court District of Delaware	INVOLUNTARY PETITION
IN RE (Name of Debtor - If Individual: Last, First, Middle) Earth Biofuels, Inc.	ALL OTHER NAMES, used by debtor in the last 8 years
LAST FOUR DIGITS OF SOC. SEC. NO./Complete EIN or other TAX I.D. NO. (If more than one, state all.) EIN: 71-0915825
STREET ADDRESS OF DEBTOR (No. and street, city, state, and zip code) 3001 Knox Street Suite 403 Dallas, TX 75205	MAILING ADDRESS OF DEBTOR (If different from street address)
COUNTY OF RESIDENCE OR PRINCIPAL PLACE OF BUSINESS Dallas
LOCATION OF PRINCIPAL ASSETS OF BUSINESS DEBTOR (If Different from previously listed addresses)
CHAPTER OF BANKRUPTCY CODE UNDER WHICH PETITION IS FILED ☒ Chapter 7 □ Chapter 11
INFORMATION REGARDING DEBTOR (Check applicable boxes)
Nature of Debts (Check one box) Petitioners believe: □ Debts are primarily consumer debts ☒ Debts are primarily business debts
Type of Debtor
(Form of Organization)
□ Individual (Includes Joint Debtor)
☒ Corporation (Includes LLC and LLP)
□ Partnership
□ Other (If Debtor is not one of the above entities, check this box and state type of entity below.)

Nature of Business (Check one box) □ Health Care Business □ Single Asset Real Estate as defined in 11 U.S.C. 101(51)(B) □ Railroad □ Stockbroker □ Commodity Broker □ Clearing Bank ☒ Other
VENUE
☒ Debtor has been domiciled or has had a residence, principal place of business, or principal assets in District for 180 days immediately preceding the date of this petition or for a longer part of such 180 days than in any other District

□ A bankruptcy case concerning the debtor's affiliate,   general partner or partnership is pending in this  District

FILING FEE (Check one box)

☒ Full fee attached
□ Petitioner is a child support creditor or its representative, and the form specified in 304(g) of the Bankruptcy Reform Act of 1994 is attached.
[If a child support creditor or its representative is a petition, and if the petition files the form specified in 304(g) of the Bankruptcy Reform Act of 1994, no fee is required.]

PENDING BANKRUPTCY CASE FILED BY OR AGAINST ANY PARTNER OR AFFILIATE OF THIS DEBTOR (Report information for any additional cases on attached sheets.)
Name of Debtor	Case Number	Date
Relationship	District	Judge
ALLEGATIONS
(Check applicable boxes)
1. ☒ Petitioner(s) are eligible to file this petition pursuant to 11 U.S.C. 303(b)
2. ☒ The debtor is a person against whom an order for relief may be entered under title 11 of    the United States Code.
3.a. ☒ The debtor is generally not paying such debtor's debts as they become due, unless such debtors are the subject of a bona fide dispute as to liability or amount;
or
3.b. □ Within 120 days preceding the filing of this petition, a custodian, other than a trustee, receiver, or agent appointed or authorized to take charge of less than substantially all of the property of the debtor for the purpose of enforcing a lien against such property, was appointed or took possession.
COURT USE ONLY DKT. NO.______ DT. FILED 7/11/07

OFFICIAL FORM 5 - Involuntary Petition - Page 2	Name of Debtor Earth Biofuels, Inc.
Case No. __________________________________

TRANSFER OF CLAIM
□ Check this box if there has been a transfer of any claim against the debtor by or to any petitioner. Attach all documents evidencing the transfer and any    statements that are required under Bankruptcy Rule 1003(a).

REQUEST FOR RELIEF
Petitioner(s) request that an order for relief be entered against the debtor under the chapter of title 11, United States Code, specified in this petition. If any petitioner is a foreign representative appointed in a foreign proceeding, a certified copy of the order of the court granting recognition is attached.

Petitioner(s) declare under penalty of perjury that the foregoing is true and correct according to the best of their knowledge, information, and belief.

X /s/ Jeff Sabin     Representative             7/11/07
Signature of Petitioner or Representative (State title)  Date Signed

Castlerigg Master Investments Ltd.,
By Castlerigg Master Investments Ltd.
     by Sandell Asset Management its investment advisor
Name of Petitioner

Mailing Address of Individual Signing in
Representative Capacity:

c/o Sandell Asset Management
40 West 57th Street
26th Floor
New York, New York 10019

X /s/ Adam Landis                     7/11/07
Signature of Attorney               Date

 Landis Rath & Cobb LLP (Delaware counsel)
Name of Attorney Firm (If any)

Address
919 Market Street, Suite 600
Wilmington, DE 19801
Attn. Adam G. Landis, Esq.
Telephone No. (302) 467-4400

Schulte Roth & Zabel LLP
Name of Attorney Firm (If any)

Address
919 Third Avenue
New York, New York 10022
Attn. Jeffrey S. Sabin, Esq. and David M. Hillman, Esq.
Telephone No. (212) 756-2000

Petitioner(s) declare under penalty of perjury that the foregoing is true and correct according to the best of their knowledge, information, and belief.

X/s/ Gerald Stahlecker                     7/11/07
Signature of Petitioner or Representative (State title)  Date Signed

Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio
By: RG Capital Management, L.P. its investment advisor,
     By: RGC Management Company, LLC its general partner
Name of Petitioner

Mailing Address of Individual Signing in
Representative Capacity:

c/o RG Capital Management, L.P.
3 Bala Plaza - East
Suite 501
Bala Cynwyd, Pennsylvania 19004

X /s/ Adam Landis                           7/11/07
Signature of Attorney Date

Landis Rath & Cobb LLP (Delaware counsel)
Name of Attorney Firm (If any)

Address
919 Market Street, Suite 600
Wilmington, DE 19801
Attn. Adam G. Landis, Esq.
Telephone No. (302) 467-4400

Wilmer Cutler Pickering Hale and Dorr LLP
Name of Attorney Firm (If any)

Address
399 Park Avenue
New York, New York 10022   Attn: Philip D. Anker
Telephone No.(212) 230-8800

OFFICIAL FORM 5 - Involuntary Petition - Page 3	Name of Debtor Earth Biofuels, Inc.
Case No. __________________________________

PETITIONING CREDITOR CLAIM INFORMATION CONTINUED ON NEXT PAGE
Note: If there are more than three petitioners, attach additional sheets with the statement under penalty of perjury, each petitioner's signature under the statement and the name of attorney and petitioning creditor information in the format above.
Total Amount of Petitioners' Claims See Page 5

PETITIONING CREDITORS CONTINUED

Petitioner(s) declare under penalty of perjury that the foregoing is true and correct according to the best of their knowledge, information, and belief.

X /s/ David Karp Representative                        7/11/07
Signature of Petitioner or Representative (State title)         Date Signed

Portside Growth and Opportunity Fund,
By Portside Growth and Opportunity Fund
by Ramius Capital Group, L.L.C. its investment advisor
Name of Petitioner

Mailing Address of Individual Signing in
Representative Capacity:

c/o Ramius Capital Group, L.L.C.
666 Third Avenue
26th Floor
New York, New York 10017

X /s/ Adam Landis                           7/11/07
Signature of Attorney                 Date

Landis Rath & Cobb LLP (Delaware counsel)
Name of Attorney Firm (If any)

Address
919 Market Street, Suite 600
Wilmington, DE 19801
Attn. Adam G. Landis, Esq.
Telephone No.(302) 467-4400

Hennigan Bennett & Dorman
Name of Attorney Firm (If any)

Address
865 South Figueroa Street
Los Angeles, CA 90017
Attn: Bruce Bennett, Esq.
Telephone No. (213) 694-1012

Petitioner(s) declare under penalty of perjury that the foregoing is true and correct according to the best of their knowledge, information, and belief.

X /s/ Jerry Eicke Managing Partner                            7/11/07
Signature of Petitioner or Representative (State title)         Date Signed

Cornell Capital Partners, LP,
By Cornell Capital Partners, LP
Name of Petitioner

Mailing Address of Individual Signing in
Representative Capacity:

Cornell Capital Partners, LP
101 Hudson Street
Suite 3700
Jersey City, New Jersey 07303

X /s/ Adam Landis                            7/11/07
Signature of Attorney                 Date

 Landis Rath & Cobb LLP (Delaware counsel)
Name of Attorney Firm (If any)

Address
919 Market Street, Suite 600
Wilmington, DE 19801
Attn. Adam G. Landis, Esq.
Telephone No.(302) 467-4400

Baker Botts L.L.P.
Name of Attorney Firm (If any)

Address
2001 Ross Avenue
Dallas, Texas 75201
Attn: C. Luckey McDowell
Telephone No.  (214) 953-6571

OFFICIAL FORM 5 - Involuntary Petition - Page 4	Name of Debtor Earth Biofuels, Inc.
Case No. __________________________________

PETITIONING CREDITOR CLAIM INFORMATION CONTINUED ON NEXT PAGE
Note: If there are more than three petitioners, attach additional sheets with the statement under penalty of perjury, each petitioner's signature under the statement and the name of attorney and petitioning creditor information in the format above.
Total Amount of Petitioners' Claims See Page 5

PETITIONING CREDITORS CONTINUED

Petitioner(s) declare under penalty of perjury that the foregoing is true and correct according to the best of their knowledge, information, and belief.

X /s/ Richard Chisholm Director                         7/11/07
Signature of Petitioner or Representative (State title)  Date Signed

Evolution Master Fund Ltd. SPC, on behalf of the Segregated Portfolio M
By Evolution Master Fund Ltd. SPC, on behalf of the Segregated Portfolio M
Name of Petitioner

Mailing Address of Individual Signing in
Representative Capacity:

Evolution Master Fund Ltd. SPC, on behalf of the
    Segregated Portfolio M
Walker House, Mary Street
P.O. Box 908 GT
Georgetown, Cayman Island

X /s/ Adam Landis                                                           7/11/07
Signature of Attorney                                         Date

Landis Rath & Cobb LLP (Delaware counsel)
Name of Attorney Firm (If any)

Address
919 Market Street, Suite 600
Wilmington, DE 19801
Attn. Adam G. Landis, Esq.
Telephone No.     (302) 467-4400

Cadwalader Wickersham & Taft
Name of Attorney Firm (If any)

Address
One World Financial Center
New York, New York 10281
Attn: Gregory M. Petrick
Telephone No. (212) 504-6373

OFFICIAL FORM 5 - Involuntary Petition - Page 5	Name of Debtor Earth Biofuels, Inc.
Case No. __________________________________

PETITIONING CREDITORS
Name and Address of Petitioner Castlerigg Master Investments Ltd. c/o Sandell Asset Management 40 West 57th Street 26th Floor New York, New York 10019
Nature of Claim
Past due debt due under the Senior Convertible Note issued by Earth Biofuels, Inc. pursuant to the Securities Purchase Agreement dated as of July 24, 2006, by and among the Debtor and Castlerigg Master Investments Ltd. c/o Sandell Asset Management.

Amount of Claim

Not less than the principal amount of $11,500,000, plus interest, fees, costs, expenses and other amounts, as provided for in the Senior Convertible Note and Securities Purchase Agreement, all of which is unsecured.

Name and Address of Petitioner
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio
c/o RG Capital Management, L.P.
3 Bala Plaza - East
Suite 501
Bala Cynwyd, Pennsylvania 19004

Nature of Claim
Past due debt due under the Senior Convertible Note issued by Earth Biofuels, Inc. pursuant to the Securities Purchase Agreement dated as of July 24, 2006, by and among the Debtor and Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio.

Amount of Claim

Not less than the principal amount of $5,000,000, plus interest, fees, costs, expenses and other amounts, as provided for in the Senior Convertible Note and Securities Purchase Agreement, all of which is unsecured.

Name and Address of Petitioner Portside Growth and Opportunity Fund c/o Ramius Capital Group, L.L.C. 666 Third Avenue 26th Floor New York, New York 10017
Nature of Claim
Past due debt due under the Senior Convertible Note issued by Earth Biofuels, Inc. pursuant to the Securities Purchase Agreement dated as of July 24, 2006, by and among the Debtor and Portside Growth and Opportunity Fund c/o Ramius Capital Group, L.L.C.

Amount of Claim

Not less than the principal amount of $2,000,000, plus interest, fees, costs, expenses and other amounts, as provided for in the Senior Convertible Note and Securities Purchase Agreement, all of which is unsecured.

Name and Address of Petitioner Cornell Capital Partners, LP 101 Hudson Street Suite 3700 Jersey City, New Jersey 07303
Nature of Claim
Past due debt due under the Senior Convertible Note issued by Earth Biofuels, Inc. pursuant to the Securities Purchase Agreement dated as of July 24, 2006, by and among the Debtor and Cornell Capital Partners, LP.

Amount of Claim

Not less than the principal amount of $3,000,000, plus interest, fees, costs, expenses and other amounts, as provided for in the Senior Convertible Note and Securities Purchase Agreement, all of which is unsecured.

Name and Address of Petitioner Evolution Master Fund Ltd. SPC, on behalf of the Segregated Portfolio M Walker House, Mary Street P.O. Box 908 GT Georgetown, Cayman Island
Nature of Claim
Past due debt due under the Senior Convertible Note issued by Earth Biofuels, Inc. pursuant to the Securities Purchase Agreement dated as of July 24, 2006, by and among the Debtor and Cranshire Capital L.P.

Amount of Claim

Not less than the principal amount of $11,500,000, plus interest, fees, costs, expenses and other amounts, as provided for in the Senior Convertible Note and Securities Purchase Agreement, all of which is unsecured.

Note: If there are more than three petitioners, attach additional sheets with the statement under penalty of perjury, each petitioner's signature under the statement and the name of attorney and petitioning creditor information in the format above.

Total Amount of Petitioners' Claims
Not less than the aggregate principal amount of $33,000,000, plus interest, fees, costs, expenses and other amounts, as provided for in the Senior Convertible Note and Securities Purchase Agreement, all of which is unsecured.